UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

Eastbridge Investment Group Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 31, 2013, EastBridge Investment Group Corporation (“EastBridge”, the “Company”, “we”, “us” or “our”), CBMG Acquisition Limited, a British Virgin Islands company and the Company’s wholly-owned subsidiary (“Merger Sub”) and Cellular Biomedicine Group Ltd., a British Virgin Islands company (“CBMG”, and collectively with EastBridge and Merger Sub, the “Parties”) amended that certain Agreement and Plan of Merger (the “Merger Agreement” and the amendment, “Amendment No. 2 to the Agreement and Plan of Merger”) previously entered into on November 13, 2012, as amended on January 15, 2013.  Pursuant to Article II, Section 2.2 of the Merger Agreement the Parties determined to extend the Drop Dead Date (as defined in the Merger Agreement) until February 6, 2013.  No additional amendments were made to the Merger Agreement. A copy of Amendment No. 2 to the Agreement and Plan of Merger is attached as Exhibit 2.1 hereto.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

2.1  Amendment #2 to the Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be sign.

EastBridge Investment Group Corporation

Dated: February 4, 2013	By:	/s/ Norman Klein
Norman Klein, CFO